Exhibit 99.1
This announcement is not an offer, whether directly or indirectly, in Australia, Hong Kong, Japan, New Zealand, or South Africa or in any other jurisdiction where such offer pursuant to legislation and regulations in such relevant jurisdiction would be prohibited by applicable law. Shareholders not resident in Sweden who wish to accept the Offer (as defined below) must make inquiries concerning applicable legislation and possible tax consequences. Shareholders should refer to the offer restrictions included in the section titled “Important information” at the end of this announcement and in the offer document, which has been published on the Offer website (www.smokefree-offer.com). Shareholders in the United States should also refer to the section entitled “Special notice to shareholders in the United States” at the end of this announcement.

Press release
October 25, 2022
PMHH has received necessary approvals from authorities for the recommended offer for Swedish Match and reminds the shareholders of the terms of the offer and of certain U.S. regulatory requirements
On May 11, 2022, Philip Morris Holland Holdings B.V.1 (“PMHH”), an affiliate of Philip Morris International Inc. (“PMI”), announced a recommended public offer to the shareholders of Swedish Match AB (“Swedish Match”) to tender all shares in Swedish Match2 to PMHH (the “Offer”). An offer document regarding the Offer was made public on June 28, 2022 (the “Offer Document”) and a supplement to the Offer Document was made public on July 22, 2022. On October 20, 2022, PMHH increased the price in the Offer from SEK 106 to SEK 116 in cash per share, and announced that it will not further increase the price in the Offer. Today, PMHH announces that PMHH has received all necessary approvals from authorities and that this condition for completion of the Offer has been satisfied. In addition, PMHH is obligated to remind the shareholders of Swedish Match of certain U.S. regulatory requirements, including with regard to PMHH’s right to waive or reduce the acceptance level condition after the acceptance period ends, and reminds the shareholders of Swedish Match of the terms of the Offer.
Today, PMHH announces that the European Commission has approved, under the EU Merger Regulation, the proposed acquisition of Swedish Match, subject to PMHH’s divestiture of Swedish Match’s subsidiary SMD Logistics AB following the completion of the Offer. PMHH does not believe that Swedish Match’s earnings and operations will be materially affected by the divestiture and the continued operation of SMD Logistics AB by a third-party outside of the Swedish Match Group. Hence, with respect to the Offer and completion of the acquisition of Swedish Match, PMHH has obtained all necessary regulatory, governmental or similar clearances, approvals, decisions and other actions from authorities or similar, including from competition authorities, on terms which, in PMHH’s opinion, are acceptable. Accordingly, this condition for completion of the Offer has been satisfied.
“We are pleased to have received all necessary regulatory approvals, and believe the best and final price in our revised offer for Swedish Match provides very compelling value for the shareholders of both Swedish Match and PMI,” said Jacek Olczak, Chief Executive Officer of PMI. “The revised offer

1 A Dutch private limited liability company (besloten vennootschap), with corporate registration number 20028955 and corporate seat in Bergen op Zoom, the Netherlands, indirectly wholly owned by PMI.
2 Excluding any treasury shares held by Swedish Match (currently 4,285,810 shares).

retains a 90% acceptance condition, which is critical to capture the full potential of the combination. Should the offer fail, we are well prepared to proceed autonomously to develop IQOS and the rest of our smoke-free portfolio in the U.S.”

The acceptance period for the Offer expires on November 4, 2022. All other conditions for completion of the Offer are still applicable to the Offer as set forth in the Offer Document.
Reminder of certain terms of the Offer and required reminder of certain U.S. regulatory requirements, including with regard to PMHH’s right to waive or reduce the acceptance level condition after the acceptance period ends
As stated in the Offer Document, completion of the Offer is conditional upon, inter alia, the Offer being accepted to such extent that PMHH becomes the owner of shares representing more than 90 percent of the total number of outstanding shares in Swedish Match (on a fully diluted basis)3 (the “acceptance level condition”). PMHH has reserved the right to waive, in whole or in part, one or more of the conditions set out in the Offer Document (including, with respect to the acceptance level condition, to complete the Offer at a lower level of acceptance).
The acceptance period under the current Offer timetable expires on November 4, 2022. To satisfy U.S. regulatory requirements, PMHH is obligated to announce the possibility of any waiver or reduction of the acceptance level condition via a press release issued at least 5 business days prior to the end of the acceptance period (i.e., October 28, 2022, under the current Offer timetable). While as of today there has been no decision to reduce or waive the acceptance level condition, with the purpose of satisfying U.S. regulatory requirements, PMHH hereby reminds the shareholders of Swedish Match that it may (but is not obligated to) reduce or waive the acceptance level condition after the expiration of the acceptance period on November 4, 2022, and complete the Offer at a lower level of acceptance. In the event of such a reduction or waiver, (i) PMHH would not reduce or waive the acceptance level condition below 50 percent of the total number of registered shares in Swedish Match and (ii) PMHH would grant an additional acceptance period of at least 5 business days from announcement of the waiver of the acceptance level condition, whereby the Offer is declared unconditional.
In compliance with U.S. regulatory requirements, PMHH informs the shareholders of Swedish Match that if they have already tendered their shares in the Offer, but their willingness to tender will be affected by a possible reduction or waiver of the acceptance level condition as described herein, they should withdraw their tenders immediately, but in any event, before the expiration of the acceptance period on November 4, 2022. To be valid, such withdrawal must have been received in writing by Handelsbanken Issue department (address: Handelsbanken Capital Markets, Offerings & Issue Services, SE-106 70 Stockholm, Sweden) not later than 17.00 CET on the last day of the acceptance period on November 4, 2022. Shareholders of Swedish Match holding nominee-registered shares wishing to withdraw acceptance shall do so in accordance with instructions from the nominee.
This announcement is not an indication of current or expected acceptance levels. For further information on the potential effects of a reduction or waiver of the acceptance level condition, PMHH refers shareholders of Swedish Match to the description thereof included in the Offer Document.

3 Excluding any treasury shares held by Swedish Match (currently 4,285,810 shares).

For additional information, please contact:

Investor Relations:	Media Relations:
New York: +1 (917) 663 2233	David Fraser
Lausanne: +41 (0)58 242 4666	Lausanne: +41 (0)58 242 4500
Email: InvestorRelations@pmi.com	Email: David.Fraser@pmi.com

For administrative questions regarding the Offer, please contact your bank or the nominee registered as holder of your shares.

The information was submitted for publication on October 25, 2022 at 8.00 p.m. (CEST).

Information about the Offer www.smokefree-offer.com
Important information
This press release has been published in Swedish and English. In the event of any discrepancy in content between the two language versions, the Swedish version shall prevail.
This announcement is not an offer, whether directly or indirectly, in Australia, Hong Kong, Japan, New Zealand, or South Africa or in any other jurisdiction where such offer pursuant to legislation and regulations in such relevant jurisdiction would be prohibited by applicable law (each a “Restricted Jurisdiction”). This offer constitutes an "exempt take-over bid" for purpose of applicable Canadian securities laws and shareholders resident in Canada are entitled to participate in the Offer on the same terms as shareholders in other applicable jurisdictions.
The release, publication, or distribution of this press release in or into jurisdictions other than Sweden may be restricted by law, and therefore any persons who are subject to the laws and regulations of any jurisdiction other than Sweden should inform themselves about and observe any applicable requirements. In particular, the ability of persons who are not resident in Sweden to accept the Offer may be affected by the laws and regulations of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws and regulations of any such jurisdiction. To the fullest extent permitted by applicable laws and regulations, the companies and persons involved in the Offer disclaim any responsibility or liability for the violation of such restrictions by any person.
This announcement has been prepared for the purpose of complying with Swedish law, the Takeover Rules, and the Swedish Securities Council’s rulings regarding interpretation and application of the Takeover Rules, and the information disclosed may not be the same as that which would have been disclosed if this press release had been prepared in accordance with the laws and regulations of jurisdictions other than Sweden.
Unless otherwise determined by PMHH or required by Swedish law, the Takeover Rules and the Swedish Securities Council’s rulings regarding interpretation and application of the Takeover Rules, and permitted by applicable law and regulation, the Offer will not be made available, directly or indirectly, in, into, or from a Restricted Jurisdiction or any other jurisdiction where to do so would violate the laws and regulations in that jurisdiction, and no person may accept the Offer by any use, means, or instrumentality (including, but not limited to, facsimile, email, or other electronic transmission, telex, or telephone) of interstate or foreign commerce of, or of any facility of a national, state, or other securities exchange of any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws and regulations of that jurisdiction, and the Offer may not be capable of acceptance by any such use, means, instrumentality, or facilities. Accordingly, copies of this press release and any formal documentation relating to the Offer are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed, or sent in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws and regulations of that jurisdiction, and persons receiving such documents (including custodians, nominees, and trustees) must not mail or otherwise forward, distribute, or send them in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws and regulations of that jurisdiction.
The availability of the Offer to shareholders of Swedish Match who are not resident in and citizens of Sweden may be affected by the laws and regulations of the relevant jurisdictions in which they are respectively located or of which they are citizens. Persons who are not resident in or citizens of Sweden should inform themselves of, and abide by, any applicable legal or regulatory requirements of their jurisdictions.
The Offer and the information and documents contained in this press release are not being made and have not been approved by an authorized person for the purposes of section 21 of the U.K. Financial Services and Markets Act 2000 (the “FSMA”). Accordingly, the information and documents contained in this press release are not being distributed to, and must not be passed on to, the general public in the United Kingdom, unless an exemption applies. The communication of the information and documents contained in this press release is exempt from the restriction on financial promotions under section 21 of the FSMA on the basis that it is a communication by or on behalf of a body corporate that relates to a transaction to acquire day-to-day control of the affairs of a body corporate or to acquire 50 percent or more of the voting shares in a body corporate, within article 62 of the U.K. Financial Services and Markets Act 2000 (Financial Promotion) Order 2005.

This press release contains statements relating to future status or circumstances, including statements regarding the remaining transactional steps and requirements and the ultimate success of the acquisition, that are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may generally, but not always, be identified by the use of words such as “anticipates,” “intends,” “expects,” “believes,” or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There can be no assurance that actual results will not differ materially from those expressed or implied by these forward-looking statements due to many factors, many of which are outside the control of PMI and PMHH. Any such forward-looking statements speak only as of the date on which they are made, and PMI and PMHH have no obligation (and undertake no such obligation) to update or revise any of them, whether as a result of new information, future events, or otherwise, except for in accordance with applicable laws and regulations.
Merrill Lynch International (“BofA Securities”) and Citigroup Global Markets Limited (“Citi”), which are authorized by the Prudential Regulation Authority (“PRA”) and regulated in the U.K. by the Financial Conduct Authority (“FCA”) and the PRA, are acting as financial advisers for PMHH and for no one else in connection with the Offer and will not be responsible to anyone other than PMHH for providing the protections afforded to their respective clients or for providing advice in connection with the Offer or any other matters referred to in this announcement. Neither BofA Securities, Citi, nor any of their respective affiliates, directors, or employees owes or accepts any duty, liability, or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, in delict, under statute or otherwise) to any person who is not a client of BofA Securities or Citi, respectively, in connection with this announcement, any statement contained herein, the Offer, or otherwise.
Special notice to shareholders in the United States
The Offer described in this press release is made for the issued and outstanding shares of Swedish Match, a company incorporated under Swedish law, and is subject to Swedish disclosure and procedural requirements, which may be different from those of the United States. In the United States, the Offer will also be made in accordance with certain provisions of the United States federal securities laws, to the extent applicable, including Section 14(e) of the U.S. Securities Exchange Act of 1934, as amended, and Regulation 14E thereunder (“Regulation 14E”); provided that PMHH has requested, and the Division of Corporation Finance of the U.S. Securities and Exchange Commission (the “SEC”) has granted, relief exempting the Offer from certain requirements of Regulation 14E in order to align aspects of the Offer in which Swedish laws and market practice conflict with U.S. federal securities laws. Accordingly, the disclosure and procedures regarding the Offer, including with respect to withdrawal rights, the Offer timetable, notices of extensions, announcements of results, settlement procedures (including as regards to the time when payment of the consideration is rendered), and waivers of conditions, may be different from requirements or customary practices in relation to U.S. domestic tender offers. Holders of the shares of Swedish Match domiciled or resident in the United States (the “U.S. Holders”) are encouraged to consult with their advisers regarding the Offer.
Swedish Match’s financial statements and all financial information included herein, or any other documents relating to the Offer, have been or will be prepared in accordance with International Financial Reporting Standards (IFRS) and may not be comparable to the financial statements or financial information of companies in the United States or other companies whose financial statements are prepared in accordance with U.S. generally accepted accounting principles. The Offer is made to the U.S. Holders on the same terms and conditions as those made to all other shareholders of Swedish Match to whom the Offer is being made. Any information documents, including the Offer Document, are being disseminated to U.S. Holders on a basis comparable to the method pursuant to which such documents are provided to Swedish Match’s other shareholders.
The U.S. Holders should consider that the price for the Offer is being paid in SEK and that no adjustment will be made based on any changes in the exchange rate.
It may be difficult for U.S. Holders to enforce their rights and any claims they may have arising under the U.S. federal or U.S. state securities laws in connection with the Offer, since Swedish Match and PMHH are located in countries other than the United States, and some or all of their officers and directors may be residents of countries other than the United States. U.S. Holders may not be able to sue Swedish Match or PMHH or their respective officers or directors in a non-U.S. court for violations of U.S. securities laws. Further, it may be difficult to compel Swedish Match or PMHH and/or their respective affiliates to subject themselves to the jurisdiction or judgment of a U.S. court.
To the extent permissible under applicable law or regulations, and in reliance on relief granted by the SEC exempting the Offer from certain of the requirements of Rule 14e-5 under Regulation 14E, PMHH and its affiliates or its brokers and its brokers’ affiliates (acting as agents for PMHH or its affiliates, as applicable) may from time to time and during the pendency of the Offer, and other than pursuant to the Offer, directly or indirectly purchase or arrange to purchase shares of Swedish Match outside the United States (or securities that are convertible into, exchangeable for, or exercisable for such shares). These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices, and information about such purchases will be disclosed by means of a press release or other means reasonably calculated to inform U.S. Holders of such information, to the extent required by applicable laws and regulations. In addition, affiliates to the financial advisers to PMHH may also engage in ordinary course trading activities in securities of Swedish Match, which may include purchases or arrangements to purchase such securities as long as such purchases or arrangements comply with applicable laws and regulations. Any information about such purchases will be announced in Swedish and in an English translation available to the U.S. Holders through relevant electronic media, including the Offer website at www.smokefree-offer.com, if, and to the extent, such announcement is required under applicable Swedish or U.S. law, rules, or regulations.
The receipt of cash pursuant to the Offer by a U.S. Holder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each shareholder is urged to consult an independent professional adviser regarding the tax consequences of accepting the Offer. Neither PMHH nor any of its affiliates and their respective directors, officers, employees, or agents or any other person acting on their behalf in connection with the Offer shall be responsible for any tax effects or liabilities resulting from acceptance of this Offer.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFER, MADE ANY COMMENT UPON THE MERITS OR FAIRNESS OF THE OFFER, MADE ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THIS PRESS RELEASE, OR MADE ANY COMMENT ON WHETHER THE CONTENT OF THIS PRESS RELEASE IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE IN THE UNITED STATES.
For the purposes of this press release, “United States” and “U.S.” mean the United States of America, including its territories and possessions and all states of the United States of America and the District of Columbia.